Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:
Mark Tucker
(714) 940-8000
mark.tucker@newhorizons.com

New Horizons Reports 2004 Results

Company Files Form 8-K Including Restated 2003 Results

ANAHEIM, Calif. — November 6, 2006 — New Horizons Worldwide, Inc. (NEWH.PK) today filed a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) to announce financial results for the fourth quarter and year ended December 31, 2004.  This filing also includes unaudited and restated financial results for the year ended December 31, 2003.  As explained more fully in the Form 8-K, release of the 2004 financial results was delayed due to issues associated with the completion of the 2004 audit and restatement of 2003 financial results.

The Company is working with its present auditors to bring its SEC financial reporting current, and expects to next release 2005 audited financial statements on a Form 8-K as soon as practicable in 2007 and, subsequent to that filing, release audited financial statements for 2006 on a Form 10-K upon completion of the 2006 audit.  The Company’s financial statements for 2003 and 2004 are contained in a Current Report on Form 8-K. Investors are encouraged to read the Form 8-K in its entirety. It may be accessed through the Company’s website, http://www.newhorizons.com, or the SEC’s website, http://www.sec.gov.

2004 Results

Revenue for the year ended December 31, 2004 totaled $119.9 million, compared to $131.4 million in 2003.  The decrease in revenue is the result of  a revenue decrease at company-owned locations of $11.3 million and a slight decrease in franchising revenue of $0.2 million. Revenue from the company-owned training centers declined to $86.8 million from $98.1 million in 2003.  Franchising revenues totaled $33.1 million as compared to $33.3 million in 2003.

The net loss for 2004 was $23.2 million, or ($2.22) per diluted share and results in part from non-cash items including goodwill impairment ($7.0 million), fixed asset impairment ($1.9 million) and an added valuation allowance on deferred tax assets ($7.9 million).  This compares to a loss of $25.5 million or ($2.45) per diluted share in 2003.  Excluding the non-cash items referenced above, the net loss for 2004 would have been $6.4 million, or ($.61) per diluted share.   Such calculation does not conform to generally accepted accounting principles (“GAAP”) as applied in the US and is therefore a non-GAAP measure.  Although a non-GAAP measure, the Company believes the $6.4 million loss, net of non-recurring items, provides an important point of reference for comparison of future results.  Refer to the Form 8-K referenced above for GAAP data.

Cash at December 31, 2004 totaled $6.7 million, down from $10.9 million at year end 2003.  For the full year 2004, cash provided from operations was $1.5 million, cash used in investing activities was $1.6 million and cash used for debt service was $4.1 million.

Restated and Unaudited 2003 Results

The 2003 restatement is the result of misapplications of GAAP primarily in the areas of revenue recognition, valuation of deferred tax assets and calculation of rent expense.    As more fully described in the Form 8-K, the primary effect of the restatement was to change reported net income from  $1.0 million to a loss of $25.5 million.  The loss is primarily the result of the recording of a non-cash valuation allowance ($22.6 million) to offset previously recorded deferred tax assets.

Cash at December 31, 2003 was $10.9 million, up from $8.6 million in the earlier period.  The increase was attributable to cash provided from operations of $13 million partially offset by investment in equipment of $4.2 million and debt service of approximately $6.5 million.

Current Outlook

The Company derives revenue from royalties and fees associated with franchised centers, from the revenue of company-owned centers and from other miscellaneous sources.  Company revenue has been negatively impacted during 2006 by a material shift in the courseware publishing market and as of July 2006, the Company is no longer a significant direct supplier of courseware to its franchisees.

The Company has continued to expand the total number of its locations and as of the end of September 2006 the Company franchised or operated a total of 286 training centers in 56 countries compared to a total of 281 centers at the same time a year earlier.  For the nine months ended September 30, 2006, total system-wide revenue for all franchised and company-owned locations was $271.5 million compared to system-wide revenues for the same period in 2005 of $274.7 million, a decrease of 1.2%.  This compares to system-wide revenues of $294.9 million and $301.4 million for the nine months ended September 30, 2004 and 2003, respectively.

Mark A. Miller, President and Chief Executive Officer, stated, “As the Company previously announced, its major focus going forward will be driving franchise revenue and development.  This will continue to be central to all strategic imperatives.  Since our last filing, we have sold seven company-owned locations in markets we determined would be better served and managed by franchisees.  Our global footprint and ability to meet the unique needs of large, multi-national companies as well as those of small and medium size businesses have allowed New Horizons to secure the business of over sixty percent of the Fortune Global 100 as well as one hundred percent of the US Fortune 100  as identified in the 2006 ranking by Fortune magazine.”

Mr. Miller continued, “As we look ahead to 2007, we will concentrate on a number of key initiatives to meet the ever-changing needs of our customers and to expand our client base and increase the sales of our franchise owners and company-owned locations.  We will continue to expand the offering of our revolutionary learning method, Mentored Learning, which is unrivaled in the training industry. Mentored Learning benefits our clients by offering a flexible way to learn that allows them to maintain productivity in the workplace. It also benefits our franchisees and company-owned locations by providing a competitive differentiator and eliminating the need to cancel classes due to low enrollment. We will also intensify the focus in our consumer business. The consumer market is a rapidly growing segment and New Horizons is uniquely positioned to dominate it.”

“Efforts to reduce expenses to reflect current revenue levels and current market conditions are on-going,” stated Charles Caporale, Chief Financial Officer. “We expect to invest some of the cost savings in

strategies to strengthen the Company and to generate future reductions in operating costs.   Since December 31, 2004, the Company has raised approximately $10.0 million in a series of private equity transactions,  the proceeds of which have been employed  to support continuing operations.   We likely will need to arrange additional funding in the future to strengthen the Company’s financial position until our key initiatives and cost cutting efforts begin to have effect.”

About New Horizons Computer Learning Centers

Anaheim, California-based New Horizons Computer Learning Centers (NEWH.PK) was named the world’s largest independent IT training company by IDC in 2006. New Horizons franchises the New Horizons Computer Learning Center brand in the US and around the world through its subsidiary, New Horizons Franchising Group, Inc., and also owns and operates several computer training centers in the US.  Through its Integrated Learning offering, New Horizons provides customer-focused computer training choices with a wide variety of tools and resources that reinforce the learning experience. With more than 280 centers in 56 countries, New Horizons sets the pace for innovative training programs that meet the changing needs of the industry.  For more information, or to find a local New Horizons Computer Learning Center, visit www.newhorizons.com.

Certain matters discussed in this press release are forward-looking statements, which involve risks and uncertainties.  Any statements about expectations, beliefs, plans, objectives, assumptions, future events or performance are not historical facts and are forward-looking statements.  These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “estimate,” “intend,” “plan,” “projection,” “would,” “outlook” and other similar expressions to identify forward-looking statements.  The forward-looking statements in this press release are based upon beliefs, assumptions and expectations of the Company’s management as to the Company’s future operations and economic performance, taking into account the information currently available.  These statements are not statements of historical fact.  The Company’s actual results may differ significantly from the results discussed in the forward-looking statements.  Readers should not place undue reliance on these forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for the Company to predict which factors will arise.  In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Any forward-looking statements should be qualified in their entirety by reference to the following risk factors:  our auditors have raised concerns about our ability to remain in business until our financial performance improves; failure to raise additional capital to fund future operations could jeopardize our continued existence; we will incur substantial expenses relating to remediation of material weaknesses in our internal controls identified in our internal review, which will materially and adversely affect our financial condition, results of operations, and cash flows; we may not be able to achieve profitability in the future; our common stock was delisted by the NASDAQ Stock Market on July 22, 2005 for failure to satisfy a continued listing rule or standard, and as a result, the ability of investors to buy and sell our common stock is severely restricted; the trading price of our common stock may be volatile and could continue to decline; our charter documents and Delaware law may discourage an acquisition of New Horizons that could deprive our stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices; and, the Company is not current with its filings with the SEC, including the 2004 and 2005 Annual Reports on Form 10-K and the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2005, and March 31, June 30 and September 30, 2006, and the Company is unable to determine as what time it will be current with these filings.